Exhibit T3A-43.1

TURKS AND CAICOS ISLANDS

THE COMPANIES ORDINANCE 1981

Certificate of Incorporation

DIGICEL TURKS & CAICOS HOLDINGS LIMITED

is this day incorporated under the Companies Ordinance 1981 as a Limited Liability Company.

DATED this 1st day of November, 2005

KENDLE B. WILLIAMS
Registrar of Companies

We hereby certify that this a true copy of the original document seen by us

Registered No. . 10365 **Caribbean Management Services Limited**

Director: ____________

Date: 10/5/2017

DIGICEL TURKS & CAICOS HOLDINGS LIMITED
REGISTER OF MEMBERS

Name/Address	Number and Class of Shares	Cert No.	Serial No(s)	Transfer Date
SOUTHAVEN LIMITED C/o Richmond House, P.O. Box 127 Leeward Highway Providenciales Turks and Caicos Islands	1 Ordinary			Nov 2 2005
DIGICEL INTERNATIONAL FINANCE LIMITED	50,000 Ordinary (Nov 2 2005)	1		
"The shares of the Company as held by Digicel International Finance Limited are charged in favor of the Collateral Agent under a Pledge Agreement dated as of January 24th 2005. This entry was made on the Share Register on the ____ day of ______________, 200___."				

...y certify that this a true copy
...iginal document seen by us

...ean Management Services Limited

...tor: [signature]

...e: 10/5/2017